Exhibit 10.03

No.

MACROMEDIA, INC.

2002 EQUITY INCENTIVE PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

(Stock Award Documentation)

This Restricted Stock Purchase Agreement (the “Agreement”) is made and entered into as of January 24, 2005 (the “Effective Date”) by and between Macromedia, Inc., a Delaware corporation (the “Company”), and the purchaser-participant named below (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2002 Equity Incentive Plan (the “Plan”).

Participant:	Robert K. Burgess

Social Security Number:

Address:

Total Number of Shares:	75,000

Purchase Price Per Share:	$0.001

Total Purchase Price:	$75.00

1. Purchase of Shares.

1.1 Purchase of Shares. On the Effective Date and subject to the terms and conditions of this Agreement and the Plan, Participant hereby purchases from the Company, and the Company hereby sells to Participant, the Total Number of Shares set forth above (the “Shares”) of the Company’s Common Stock at the Purchase Price Per Share as set forth above (the “Purchase Price Per Share”) for a Total Purchase Price as set forth above (the “Purchase Price”). As used in this Agreement, the term “Shares” includes the Shares purchased under this Agreement and all securities received (i) in replacement of the Shares, (ii) as a result of stock dividends or stock splits with respect to the Shares, and (iii) in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction. The Purchase Price Per Share shall not be less than $0.001 per Share (each Share’s par value).

1.2 Title to Shares. The exact spelling of the name (names if Participant is married) under which Participant will take title to the Shares is:

______________________________________________________________________________________________________.

1.3 Payment. The Company hereby acknowledges Participant’s payment of the Purchase Price by check for $75.00 and/or aggregate payroll deductions of $75.00 that were earmarked for this purchase.

2. Deliveries by Participant. Participant hereby delivers to the Company (i) a duly executed copy of this Agreement, (ii) two (2) copies of a blank Stock Power and Assignment Separate from Stock Certificate in the form of Exhibit 1 attached hereto (the “Stock Powers”), both executed by Participant (and Participant’s spouse, if any), (iii) if Participant is married, a Consent of Spouse in the form of Exhibit 2 attached hereto (the “Spouse Consent”) executed by Participant’s spouse, and (iv) payment of the Purchase Price (if by delivery of a check, then a copy of the check is attached hereto as Exhibit 4). Participant hereby agrees that the Company may satisfy Participant’s obligation to pay to the Company each Share’s par value by making appropriate payroll deductions from funds due the Participant.

3. Company’s Repurchase Option for Unvested Shares. The Company, or its assignee, shall have the option to repurchase all or a portion of the Participant’s Unvested Shares (as defined in Section 3.2 below) on the terms and conditions set forth in this Section (the “Repurchase Option”) if Participant’s status as an employee terminates for any reason, or no reason, including without limitation Participant’s death, Disability (as defined in the Plan), voluntary resignation or termination by the Company with or without cause.

3.1 Termination and Termination Date. In case of any dispute as to whether Participant’s status as an employee has terminated, the Administrator shall have sole discretion to determine whether Participant’s status as an employee has terminated and the effective date of such termination (the “Termination Date”).

3.2 Unvested and Vested Shares. Shares that are vested pursuant to the schedule set forth in this Section 3.2 are “Vested Shares.” Shares that are not vested pursuant to the schedule set forth in this Section 3.2 are “Unvested Shares.” Unvested Shares may not be sold or otherwise transferred by Participant without the Company’s prior written consent. On the Effective Date all of the Shares will be Unvested Shares.

(a) Vesting Schedule. Twenty-five percent (25%) of the Total Number of Shares shall vest on the first anniversary of their date of issue and the remaining shares shall vest pro rata over thirty-six (36) monthly installments thereafter. No Shares will become Vested Shares after the Termination Date.

(b) If the application of the vesting percentage causes a fractional share, such share shall be rounded down to the nearest whole share except for the last installment in such vesting period, at the end of which the balance of Unvested Shares shall become Vested Shares. The number of Shares that are Vested Shares or Unvested Shares will be proportionally adjusted for any stock split or similar change in the capital structure of the Company as set forth in Section 2.3 of the Plan.

(c) If the Participant terminates his employment with the Company or any successor entity for any reason within one hundred eighty (180) days following a Change in Control or should any of the following events occur within the one (1) year period following a Change in Control: (i) the Participant’s voluntary termination of his employment for Good Reason, (ii) the termination of Participant’s employment without Cause by the Company or any successor or (iii) the termination of Participant’s employment by reason of his death or Disability, then all Unvested Shares shall vest in full and be Vested Shares as of the date of such Termination; provided that notwithstanding anything to the contrary in the foregoing or Subsection 8.2(c) of that certain Amended and Restated Employment Agreement between Participant and the Company and made effective January 19, 2005 (the “Employment Agreement”), Participant shall be entitled to this accelerated vesting only if Participant remains in employment for the six (6) months immediately following the Change in Control, upon written request by the Company and/or its successor, or such shorter period as may be determined by the Company and/or its successor.

(d) For purposes of Section 3.2(c) above, “Cause” shall mean (i) Participant’s conviction of any felony under federal or state law, or any fraud, misappropriation or embezzlement or (ii) Participant’s commission of a material violation of Participant’s Proprietary Information and Inventions Agreement with the Company.

(e) “Change in Control” means: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in concert, (ii) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, any person, entity or group acting in concert, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% percent of the aggregate voting power of all classes of common equity stock of the Company, (iii) a liquidation and winding up of the business of the Company, or (iv) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the then current Board members ceases to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

(f) For purposes of Section 3.2(c) above, the Committee has determined that “Disability” shall mean Participant’s inability to perform the duties of Executive Chairman for a period of 180 consecutive days or a period of 180 days during any consecutive twelve-month period as a result of incapacity due to mental or physical illness as determined by the Board.

(g) “Good Reason” means: (i) a material adverse change in Participant’s position causing it to be of materially less stature or responsibility without

Participant’s written consent, and such a materially adverse change shall in all events be deemed to occur if Participant no longer serves as executive chairman of a publicly traded company, unless Participant consents in writing to such change; (ii) a reduction, without Participant’s written consent, in his level of compensation (including base salary and fringe benefits) by more than ten percent (10%) or a reduction by more than ten percent (10%) in his target bonus formula under any performance-based participant incentive plans; provided that a reduction in base salary and/or target bonus, shall not be considered Good Reason so long as his base salary is not reduced to less than $275,000 per year and his aggregate base salary and target bonus is not reduced below $550,000; (iii) a relocation of his principal place of employment by more than 50 miles; or (iv) a material breach by the Company (or its successor) of Subsection 7.1(d) of the Employment Agreement, or the Company’s obligations under the Indemnification Agreement attached thereto and the failure to cure such breach within thirty (30) days after written notice from Participant identifying such breach.

3.3 Exercise of Repurchase Option. At any time within ninety (90) days after the Termination Date, the Company, or its assignee(s), may elect to repurchase any or all of the Participant’s Unvested Shares by giving Participant written notice of exercise of the Repurchase Option.

3.4 Calculation of Repurchase Price. The Company or its assignee(s) shall have the option to repurchase from Participant (or from Participant’s personal representative as the case may be) the Participant’s Unvested Shares at the Participant’s original Purchase Price Per Share (as adjusted to reflect any stock split or similar change in the capital structure of the Company as set forth in Section 2.3 of the Plan) (the “Repurchase Price”).

3.5 Payment of Repurchase Price. The Repurchase Price shall be payable, at the option of the Company or its assignee(s), by check or by cancellation of all or a portion of any outstanding purchase money indebtedness owed by Participant to the Company, or such assignee, or by any combination thereof. The Repurchase Price shall be paid without interest within sixty (60) days after exercise of the Repurchase Option.

3.6 Right of Termination Unaffected. Nothing in this Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company (or any Parent or Subsidiary of the Company) to terminate Participant’s status as an employee at any time for any reason or no reason, with or without cause.

4. Restrictions on Transfers. Purchaser shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Shares that are subject to the Repurchase Option.

5. Rights as a Stockholder. Subject to the terms and conditions of this Agreement, Participant will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Participant delivers payment of the Purchase Price until such time as Participant disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Repurchase Option. Upon an exercise of the Repurchase Option, Participant will have no further rights as a holder of the Shares so purchased upon such exercise, other than the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Participant will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

6. Escrow. As security for Participant’s faithful performance of this Agreement, Participant agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s), together with the Stock Powers executed by Participant and by Participant’s spouse, if any (with the date and number of Shares left blank), to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Escrow Holder will act solely for the Company as its agent and not as a fiduciary. Participant and the Company agree that Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement. The Shares will be released from escrow upon termination of the Repurchase Option.

7. Restrictive Legends and Stop-Transfer Orders.

7.1 Legends. Participant understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Participant and the Company or any agreement between Participant and any third party:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING THE RIGHT OF REPURCHASE HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, INCLUDING THE RIGHT OF REPURCHASE ARE BINDING ON TRANSFEREES OF THESE SHARES.

7.2 Stop-Transfer Instructions. Participant agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

7.3 Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any participant or other transferee to whom such Shares have been so transferred.

8. Tax Consequences. PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT’S PURCHASE OR DISPOSITION OF THE SHARES. PARTICIPANT REPRESENTS (i) THAT PARTICIPANT HAS CONSULTED WITH ANY TAX ADVISER THAT PARTICIPANT DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (ii) THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. Participant hereby acknowledges that Participant has been informed that, unless an election is filed by the Participant with the Internal Revenue Service (and, if necessary, the proper state taxing authorities) within 30 days of the purchase of the Shares to be effective, electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Purchase Price of the Shares and their Fair Market Value on the date of purchase, there will be a recognition of taxable income to the Participant, measured by the excess, if any, of the Fair Market Value of the Vested Shares, at the time they cease to be Unvested Shares, over the Purchase Price for such Shares. Participant represents that Participant has consulted any tax advisers Participant deems advisable in connection with Participant’s purchase of the Shares and the filing of the election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) is attached hereto as Exhibit 3 for reference. PARTICIPANT HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE UNVESTED SHARES.

9. Withholding. Participant must make arrangements, satisfactory to the Company, for satisfaction of any applicable foreign, federal, state or local income tax withholding requirements or social security requirements related to the receipt of Shares. The Administrator shall withhold Vested Shares to satisfy such withholding requirements. In the absence of Vested Shares Participant hereby authorizes the Administrator to withhold the required minimum amount from Participant’s other sources of compensation from the Company or any Affiliate.

10. Compliance with Laws and Regulations. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

11. Successors and Assigns. The Company may assign any of its rights under this Agreement, including its rights to repurchase Shares under the Repurchase Option. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

12. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

13. Notices. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Stock Administration Manager of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as Participant may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon personal delivery, (i) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), (ii) one (1) business day after its deposit with any return receipt express courier (prepaid), or (iii) one (1) business day after transmission by rapifax or telecopier.

14. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

15. Headings. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.

16. Entire Agreement. The Plan and this Agreement, together with all its Exhibits, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

[Remainder of this Page Intentionally Left Blank, Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative, and Participant has executed this Agreement, in duplicate as of the Effective Date.

Macromedia, INC.	PARTICIPANT

By:
(Signature)

(Please print name)	(Please print name)

(Please print title)

Address:	Address:

Fax No.:	Fax No.:

Phone No.	Phone No.:

[Signature page to Macromedia, Inc. Restricted Stock Purchase Agreement]

LIST OF EXHIBITS

Exhibit 1:	Stock Power and Assignment Separate from Stock Certificate

Exhibit 2:	Spouse Consent

Exhibit 3:	Election Under Section 83(b) of the Internal Revenue Code

Exhibit 4:	Copy of Participant’s Check